UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 2, 2013, TPG Specialty Lending, Inc. (the “Company”) entered into an agreement to amend and restate its senior secured revolving credit facility (as amended and restated, the “A&R Revolving Credit Facility”). The A&R Revolving Credit Facility became effective on July 3, 2013. The A&R Revolving Credit Facility, among other things, (a) increased the size of the facility from $200 million to $350 million; (b) increased the limit for swingline loans from $30 million to $50 million; (c) extended the expiration of the revolving period from August 24, 2015 to June 30, 2017, during which period the Company, subject to certain conditions, may make borrowings under the facility; (d) extended the stated maturity date from August 23, 2016 to July 2, 2018; (e) modified pricing; and, (f) increased advance rates for certain types of investments used in determining the borrowing base.

The A&R Revolving Credit Facility also reduced the fee rate on undrawn commitment amounts from 0.500% to 0.375% per annum. The A&R Revolving Credit Facility continues to be guaranteed by certain subsidiaries of the Company and secured by a perfected first-priority interest in substantially all the portfolio investments held by the Company and each guarantor.

The A&R Revolving Credit Facility includes an uncommitted accordion feature that allows the Company, under certain circumstances, to increase the size of the facility to a maximum of $550 million.

Prior to the amendment, the revolving credit facility contained a covenant restricting the Company from incurring secured debt (other than the facility and any capital call facility) in excess of 40% of the total assets of the Company. The A&R Revolving Credit Facility removes this covenant. The A&R Revolving Credit Facility continues to include customary covenants, including certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default.

The foregoing description of the A&R Revolving Credit Facility is not complete and is qualified in its entirety by reference to the full text of such agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 2, 2013, among TPG Specialty Lending, Inc., the lenders party thereto, SunTrust Bank as administrative agent and JPMorgan Chase Bank N.A. as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: July 9, 2013	By:	/s/ Ronald Cami
Ronald Cami
Vice President